SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                Date of Report (date of earliest event reported)
                                January 31, 1998


                  MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST
               (Exact name of registrant as specified in charter)


      NEW YORK                 333-11961                     25-0659306
 (State or other            (Commission File      (IRS Employer Identification
  jurisdiction of                Number)                      Number)
 incorporation)


           ONE MELLON BANK CENTER, PITTSBURGH, PENNSYLVANIA 15258-0001
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (412) 234-5000


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

Item 5.   Other Events

     The tables attached hereto as Exhibit 19.1 (the "Updated Tables") update the tables contained on pages 37 through 41 (the "Original Tables") of the Mellon Bank Premium Finance Loan Master Trust Prospectus, dated December 12, 1996 (the "Prospectus"), which forms a part of the Registration Statement on Form S-3, No. 333-11961. The "Geographic Concentration" table appearing on pages 38 and 39 of the Prospectus has been updated to reflect the fact that additional states became Permitted States and that address changes for insureds have occurred. The table under the caption "Loan Loss Experience" has been updated to set forth loss experience for the Identified Portfolio for the year ended December 31, 1997 and for the month ended January 31, 1998. The table under the caption "Loan Delinquency Experience Following Cancellation" has been updated to add a new table to show delinquency experience for the Identified Portfolio for the twelve month period ended December 31, 1997 and the month ended January 31, 1998. The table under the caption "Originators' Portfolio Yield" has been updated to add a new table to show portfolio yield information for the Identified Portfolio for the twelve month period ended December 31, 1997 and the month ended January 31, 1998. Capitalized but undefined terms used herein have the meanings set forth in the Prospectus.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     Net charge offs, as an annualized percentage of the average outstanding principal balance of loans in the Identified Portfolio, increased to 0.31% for the month ended January 31, 1998 from 0.16% for the twelve months ended December 31, 1997. This increase resulted from two factors.

     First, the Servicer's policy is generally to charge off loans if uncollected 270 days after cancellation of the related insurance policy. As a result, in any period the annualized percentage of charge-offs is affected by the delinquency profile of loans in the pool at the beginning of the period. [A beginning of period pool characterized by delinquencies which are relatively low in number and/or of relatively short duration will tend to have, all other things being equal, a relatively lower annualized percentage of charge-offs in the period.] The Identified Portfolio was initially constituted in December, 1996 with a bulk transfer of loans to the Trust. One of the requirements for the loans to be transferred was that the loans could not at the time of transfer have been delinquent for more than thirty days. Consequently, the Identified Portfolio at the beginning of the twelve month period ended December 31, 1997 (approximately two weeks after the initial transfer of loans to the Trust), contained a relatively low proportion of loans delinquent for more than thirty days. By comparison, the delinquency profile of the loans in the Identified Portfolio at the beginning of the month ended January 31, 1998 was not so affected by a bulk transfer of non-delinquent loans shortly prior to the beginning of the period. As a consequence, the annualized net charge-off percentage for the latter period increased.

     The increase in the annualized net charge-off percentage also resulted from lower originations of new loans which, when compared to charge-offs resulting in part from higher originations in the prior period, yielded a higher charge-off percentage; economic pressures affecting the insurance industry, which have resulted in insurance companies being more assertive in resisting making unearned premium refunds; the utilization of new insurance agents and increased extended payment terms, which have resulted in increased risk of nonpayment; and higher levels of borrower bankruptcies, which have contributed to increased charge-offs.

     In the accompanying table "Originators' Portfolio Yield/Identified Portfolio", the Average Outstanding Principal Balance Receivables for the month ended January 31, 1998 do not include amounts held on deposit during such period in the Excess Funding Account, and the Interest and Fee Income does not include earnings on amounts so held on deposit. Funds were deposited in the Excess Funding Account in January, 1998 for the purpose of maintaining the required Minimum Transferor Interest under the Pooling and Servicing Agreement. If the amounts so held on deposit and the earnings on such amounts had been included in the table, the Average Revenue Yield for the month ended January 31, 1998 would have been 11.79%.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits

     EXHIBIT NO.


     19.1 Updated Tables

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                  MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST
                                  (Registrant)

                                     By:  AFCO Credit Corporation, on behalf
                                           of Mellon Bank Premium Finance
                                           Loan Master Trust


Date: May 12, 1998                   By:
                                          Name: Frederick B. Ollett, III
                                          Title:  Vice President and Chief
                                                  Financial Officer

EXHIBIT INDEX


EXHIBIT NUMBER       DESCRIPTION

19.1                 Updated Tables